UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934

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GenVec, Inc.
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(Name of Registrant as Specified in Its Charter)

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65 West Watkins Mill Road
Gaithersburg, MD 20878
ph: 240-632-0740
fx: 240-632-0735
www.genvec.com

April 29, 2005

Dear Stockholder:

We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) to be held on Wednesday, June 15, 2005 at 9:00 a.m. (local time) at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

The Board of Directors hopes that you will be able to attend this stockholders’ meeting. We look forward to meeting each of you and discussing with you significant events that have occurred during the last year and our current prospects.

In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You will find a proxy card in this package that will enable you to vote by proxy. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

  Very truly yours,

  /s/ Paul H. Fischer
  Paul H. Fischer, Ph.D.
  President, Chief Executive
                                                           Officer and Director

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 15, 2005

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) will be held on June 15, 2005, at 9:00 a.m. (local time), at the Company’s executive offices at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1.	To elect three directors to the Company’s Board of Directors, each to serve for a term of three years or until a successor has been elected and qualified;

2.	Approve an amendment to the Company’s 2002 Stock Incentive Plan, increasing by 1,680,000 shares (from 7,000,000 to 8,680,000) the number of shares authorized for issuance thereunder; and

3.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the current fiscal year ending December 31, 2005.

Persons to whom stockholders grant proxies will have the power to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors set April 18, 2005 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

/s/ Jeffrey W. Church
Jeffrey W. Church
Corporate Secretary

Gaithersburg, Maryland
April 29, 2005

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 15, 2005

This Proxy Statement is furnished to the stockholders of GenVec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of GenVec, Inc. (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders to be held at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 15, 2005, at 9:00 a.m. (local time) and for any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The expenses of soliciting your proxy will be borne by the Company. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about April 29, 2005.

At the Annual Meeting, stockholders will be asked to (i) elect three directors to the Company’s Board of Directors, each to serve a three-year term, (ii) approve an amendment to the Company’s 2002 Stock Incentive Plan, increasing by 1,680,000 shares, the number of shares authorized for issuance thereunder; (iii) to ratify the appointment of KMPG LLP as independent auditors of the Company for the current fiscal year, and (iv) transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Your vote is important. Accordingly, we urge you to complete, sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

MEETING INFORMATION

Date, Time and Place

The Annual Meeting will be held on June 15, 2005, at 9:00 a.m. (local time), at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

Record Date; Voting Rights; Quorum

Only stockholders of record of shares of the Company’s Common Stock at the close of business on April 18, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. We have one class of voting securities outstanding, which is designated as Common Stock, and each share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had 55,635,968 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists.

With respect to Proposal 1, the nominees for election as directors who receive the greatest number of votes cast, in person or by proxy, at the Annual Meeting, assuming that a quorum is present, will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the vote for election of directors.

With respect to Proposal 2 and Proposal 3, approval will require the affirmative vote of a majority of the total votes present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the effect of a vote against these proposals.

Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Such broker non-votes (arising from the lack of instructions from beneficial owners) will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

Voting and Revocation of Proxies

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” the nominees proposed by the Board of Directors; “FOR” the approval of the amendment to the Company’s 2002 Stock Incentive Plan to increase by 1,680,000 shares (from 7,000,000 to 8,680,000) the number of shares authorized for issuance thereunder; and the ratification of the appointment of KPMG LLP as independent auditors for the Company. The duly appointed proxies may, in their discretion; vote upon such other matters as may properly come before the Annual Meeting.

Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder by ballot at the meeting.

Solicitation of Proxies

The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the number of members of the Board of Directors shall be fixed and determined from time to time by resolution of the Board of Directors. The Company’s Board of Directors currently consists of nine persons divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the upcoming Annual Meeting of Stockholders, the Annual Meeting of Stockholders to be held in 2006 and the Annual Meeting of Stockholders to be held in 2007. At this annual meeting, three directors will be elected by the stockholders to serve a three-year term or until their successors are elected and qualified.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Barbara H. Franklin, Stelios Papadopoulos, Ph.D., and Joshua Ruch, all incumbent directors, to serve as directors. It is intended that the accompanying proxy will be voted for the election as directors of the nominees, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as shall be designated by the Board.

All nominees have consented to being named in this Proxy Statement and to serve if elected.

The following sets forth the names and ages, as of April 18, 2005, of the members of the Board of Directors, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Nominees with Terms Expiring in 2005

Barbara H. Franklin, age 65, has served as a director of GenVec since October 2002. Ms. Franklin is a member of the Audit Committee. Since January 1995, Ms. Franklin has served as the President and Chief Executive Officer of Barbara Franklin Enterprises, a private international consulting and investment firm in Washington D.C. Between January 1993 and January 1995, she was a lecturer and served as a director of various corporations and organizations. Previously, Ms. Franklin served as the 29th U.S. Secretary of Commerce. Ms. Franklin founded Franklin Associates, an internationally recognized consulting firm, and served as its President from 1984 through 1992. She was Senior Fellow of the Wharton School (1979 - 1988), one of the original Commissioners of the U.S. Consumer Product Safety Commission (1973 - 1979) and a staff assistant to the President, creating the first White House effort to recruit women for high level government jobs (1971 - 1973). Earlier she held executive positions at Citibank and the Singer Company. Ms. Franklin currently is a director of Aetna Inc.; The Dow Chemical Company; MedImmune, Inc.; and Milacron, Inc. She has been a director of the NASDAQ Stock Market, Inc., and the American Institute of CPA's and has been awarded the John J. McCloy Award for contributions to audit excellence. She currently serves as a director of the National Association of Corporate Directors (NACD), a trustee of the Financial Accounting Foundation, and a member of the Public Company Accounting Oversight Board (PCAOB) Advisory Council. She has been chosen as Director of the Year by the NACD in 2000 and as Outstanding Director by Board Alert in 2003. Ms. Franklin graduated from the Pennsylvania State University and received a master's degree in business administration from Harvard Business School.

Stelios Papadopoulos, Ph.D., age 57, has served as a director of GenVec since August 2003. Dr. Papadopoulos served as a director of Diacrin from 1991 to August 2003. Dr. Papadopoulos is a Vice Chairman in the investment banking division at SG Cowen & Co., LLC focusing on the biotechnology and pharmaceutical sectors. Prior to joining SG Cowen in February 2000, he spent 13 years as an investment banker at PaineWebber, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary. Prior to becoming an investment banker he spent two years as a biotechnology analyst, first at Donaldson, Lufkin & Jenrette and subsequently at Drexel Burnham Lambert. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with NYU Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos holds a Ph.D. in biophysics and an MBA in finance, both from New York University. He is co-founder and Chairman of the Board of Exelixis, Inc., He is also co-founder and member of the Board of Anadys Pharmaceuticals, Inc., and is a director of several private companies in the biotechnology sector.

Joshua Ruch, age 56, has served as a director of GenVec since August 2003. Mr. Ruch is a member of the Compensation Committee. Mr. Ruch served as a director of Diacrin from March 1998 to August 2003. Mr. Ruch is the Chairman and Chief Executive Officer of Rho Capital Partners, Inc., an investment and venture capital management company, which he co-founded in 1981. Prior to founding Rho, Mr. Ruch was employed in investment banking at Salomon Brothers. Mr. Ruch received a B.S. degree in electrical engineering from the Israel Institute of Technology (Technion) and an MBA from the Harvard Business School. Mr. Ruch is also a director of a number of private companies.

Continuing Directors with Terms Expiring in 2006

Thomas H. Fraser, Ph.D., age 58, has served as a director of GenVec since August 2003. Dr. Fraser has served as the Chairman of the Board of Directors since joining the Board. Dr. Fraser served as Diacrin's President and Chief Executive Officer and as a director from 1990 to August 2003. Dr. Fraser was previously Executive Vice President, Corporate Development, for Repligen Corporation, a biopharmaceutical company. Dr. Fraser was the founding Vice President for Research and Development at Repligen in 1981 and served as Executive Vice President from 1982 through 1990 as well as Chief Technical Officer from 1982 through 1988. Prior to joining Repligen, Dr. Fraser headed the recombinant DNA research group in Pharmaceutical Research and Development at The Upjohn Company, a pharmaceutical company. Dr. Fraser received his Ph.D. in Biochemistry from the Massachusetts Institute of Technology and was a Damon Runyon-Walter Winchell Cancer Fund Postdoctoral Fellow at The University of Colorado.

Paul H. Fischer, Ph.D., age 55, has served as President and Chief Executive Officer and as a director of GenVec since 1996. Prior to joining GenVec, he was Executive Vice President of Research and Development with Oncologix, Inc., (now Antigenics, Inc.) a biotechnology company. Previous experience included Manager, Cancer Research at Pfizer, Inc., a pharmaceutical company. Dr. Fischer received his B.S. in Biology from the University of Denver, his Ph.D. in Pharmacology from the University of California at San Francisco and performed post-doctoral research in Pharmacology at Yale University School of Medicine and was an associate Professor of Human Oncology at the University of Wisconsin.

Wayne T. Hockmeyer, Ph.D., age 61, has served as a director of GenVec since December 2000. Dr. Hockmeyer is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee. Dr. Hockmeyer founded MedImmune, Inc. in April 1988 as President and Chief Executive Officer and was elected as a director of MedImmune in May 1988. Dr. Hockmeyer became Chairman of the Board of Directors of MedImmune in May 1993. He relinquished his position as Chief Executive Officer in October 2000 and now serves as the Chairman of the Board of Directors and President of MedImmune Ventures, Inc. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. In 2002, Dr. Hockmeyer was awarded a Doctor Science honoris causa from Purdue University. Dr. Hockmeyer is a member of the Maryland Economic Development Commission. He is a director of Advancis Pharmaceutical Corp., Collective Therapeutics, Vanda Pharmaceuticals, Idenix Pharmaceuticals, Inc., and TolerRx, Inc.

Continuing Directors with Terms Expiring in 2007

Zola P. Horovitz, Ph.D., age 71, has served as a director of GenVec since August 2003. Dr. Horovitz is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Audit Committee. Dr. Horovitz served as a director of Diacrin from 1994 to August 2003. Dr. Horovitz was Vice President, Business Development and Planning at Bristol-Myers Squibb Pharmaceutical Group from 1991 until 1994 and was Vice President, Licensing from 1989 to 1991. Prior to 1989, Dr. Horovitz spent 30 years as a member of the Squibb Institute for Medical Research. Dr. Horovitz is also a director of Avigen, Inc., BioCryst Pharmaceuticals, Genaera Pharmaceuticals, Nitromed, DoV Pharmaceuticals, Immunicon and Palatin Technologies. Dr. Horovitz received his Ph.D. from the University of Pittsburgh.

William N. Kelley, M.D., age 66, has served as a director of GenVec since June 2002. Dr. Kelley is a member of the Audit Committee and is the Chairman of the Nominating and Corporate Governance Committee. Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley and his colleagues at the University of Michigan were the first to propose in vivo gene therapy as it is recognized today and the first to directly administer a human gene in vivo and obtain expression in an experimental animal model. In the fall of 1989, Dr. Kelley became Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine and Chair of the Residency Review Committee for Internal Medicine. Dr. Kelley also serves as a director of Merck & Company; Beckman Coulter; and Advanced Bio-Surfaces, Inc.

Harold R. Werner, age 57, has served as a director of GenVec since January 2002. Mr. Werner is a member of the Compensation Committee. Mr. Werner is a co-founder of HealthCare Ventures, a venture capital fund specializing in health care. Prior to the formation of HealthCare Ventures in 1985, Mr. Werner was Director of New Ventures for Johnson & Johnson Development Corporation. Before joining Johnson & Johnson in 1980, he was Senior Vice President of Robert S. First, Inc. Mr. Werner has served as a director for over thirty public and private companies in the health care field and has specialized in the formation of new high-science companies. Mr. Werner was elected to the Board pursuant to the Investor Rights Agreement between GenVec and HealthCare Ventures in connection with HealthCare Ventures' investment in GenVec in December 2001. In connection with its investment, HealthCare Ventures was granted the right to designate one individual to fill a vacancy created on the Board pursuant to the Investor Rights Agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE

Matters Relating to Directors:

Board and Committee Meetings

GenVec’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors. The GenVec Board has three standing committees: a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. During 2004, there were four meetings of the Board of Directors. Each of the directors attended at least 98% or more of the aggregate number of meetings of the Board and the Committees on which such director served that were held during 2004.

The Board of Directors has adopted and approved a charter for each of its standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the Investors section on GenVec’s web site at www.genvec.com.

Board Committees

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are William N. Kelley, M.D. (Chairman), Wayne T. Hockmeyer, Ph.D. and Zola P. Horovitz, Ph.D. Each member of the Nominating and Corporate Governance Committee is independent as defined by NASDAQ listing standards. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to establish criteria for prospective directors, consider director candidates and recommend to the Board of Directors persons to be nominated for election as directors at each Annual Meeting, and adopt and develop for Board consideration corporate governance principles and policies. The Nominating and Corporate Governance Committee periodically reviews and assesses the Company’s corporate governance policies. The Nominating and Corporate Governance Committee met two times during 2004.

One of the main purposes of the Nominating and Corporate Governance Committee is the selection of candidates to recommend to the Board for election as directors. In identifying such candidates, the Nominating and Corporate Governance Committee takes into account all factors and criteria it considers appropriate, which include but are not limited to:

·	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness and has sufficient time and energy to devote to GenVec’s affairs;

·	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team;

·	Whether the director/potential director represents the interests of GenVec’s stockholders;

·	Whether the director/potential director assists in achieving a mix of Board members that represents a range of background and experience;

·	Whether the director/potential director meets the independence requirements of the NASDAQ listing standards;

·
Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to GenVec’s current or future business, will add specific value as a Board member;

·	Whether the director/potential director is free from conflicts of interest with GenVec; and

·	Any factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

The Nominating and Corporate Governance Committee does not believe that it is in GenVec’s interests or those of GenVec’s stockholders to establish rigid minimum qualifications for candidates for membership on the Board. By preserving flexibility to consider candidates under the factors and criteria described above, the Nominating and Corporate Governance Committee believes that it can best serve GenVec and its stockholders.

    The Nominating and Corporate Governance Committee evaluates stockholder nominees using the factors and criteria set forth above, and there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder or the Committee.

The Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures set forth in GenVec’s Amended and Restated Bylaws and applicable law. Briefly, these procedures include delivery to the Corporate Secretary within 120 days and 150 days prior to the anniversary of the mailing of the previous year’s proxy statement, written notice of such nomination setting forth (i) as to each individual nominated, the information required by Item 401(a) of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K, including their name, date of birth, business address and residence address, business experience, other directorships and criminal convictions; and (ii) as to the nominating stockholder and any persons acting in concert with them, their names and business addresses, their addresses as they appear on GenVec’s books (if applicable), and the class and number of shares of GenVec common stock that they beneficially own.

Audit Committee. The members of the Audit Committee are Zola P. Horovitz, Ph.D. (Chairman), Barbara Hackman Franklin and William N. Kelley, M.D. Each member of the Audit Committee is independent as defined by NASDAQ listing standards. The Board has determined that at least one member of the Audit Committee, Ms. Barbara Hackman Franklin, is an Audit Committee Financial Expert as defined in the SEC’s rules and regulations. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the selection of independent public accountants, reviewing the results and scope of the audit and other services provided by the independent public accountants and reviewing and evaluating GenVec’s internal accounting procedures and controls and monitoring the Company’s compliance with Corporate Governance principles and policies and NASDAQ listing standards. The Audit Committee met 5 times during 2004 and, after December 31, 2004, two times with respect to fiscal 2004 matters.

Additional information regarding the Audit Committee is included in this proxy statement under the caption “Audit Committee Report” and in the Audit Committee Charter that is included as Appendix A.

Compensation Committee. The members of the Compensation Committee are Wayne T. Hockmeyer, Ph.D. (Chairman), Joshua Ruch and Harold R. Werner. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board regarding compensation and benefits of GenVec’s executive officers. The Compensation Committee also establishes and reviews general policies relating to compensation and benefits to GenVec’s employees and consultants. The Compensation Committee met one time during 2004. Additional information regarding the Compensation Committee is included in this proxy statement under the caption “Compensation Committee Report”.

Compensation of Directors

During 2004, each non-employee director received $2,000 per Board meeting attended, $1,000 per committee meeting attended and $3,000 per quarter as a retainer.  The Company’s Chairman of the Board received $4,000 per Board meeting attended, $1,000 per committee meeting attended and $6,000 per quarter as a retainer.  Directors were reimbursed for some expenses in connection with attendance at Board and committee meetings.

Under the 2002 Stock Incentive Plan, non-employee directors receive: (i) grants of options to purchase 20,000 shares of Common Stock which are exercisable ratably over a four-year period upon the effective date such non-employee director joins the Board and (ii) annual automatic grants of 15,000 options, 50% of which will be exercisable six months after the date of grant and 50% of which will be exercisable 12 months after the date of grant, except for the Chairman of the Board, who receives an annual automatic grant of 22,500 options instead of 15,000 options.  The options granted to the Chairman become exercisable in the same proportion as the options granted to the other non-employee directors. Director options have an exercise price equal to the fair market value of GenVec common stock on the date of the grant and a ten-year term.

Upon completion of the Diacrin merger in August 2003, GenVec entered into a consulting agreement with Dr. Thomas Fraser, Chairman of the Board of Directors. Under the terms of the consulting agreement, Dr. Fraser will devote approximately 20% of his working time to the business and affairs of GenVec (including time spent in his capacity as a Director of GenVec). Dr. Fraser received $27,500 under the terms of the consulting agreement in 2004.

Mr. Werner has declined to accept options for service on the Board.

Corporate Governance Matters:

Director Independence. The Board of Directors has affirmatively determined that each of the following directors is independent within the meaning of the NASDAQ director independence standards: Barbara H. Franklin, Wayne T. Hockmeyer, Ph.D., Zola P. Horovitz, Ph.D., William N. Kelley, M.D., Stelios Papadopoulos, Ph.D., Joshua Ruch and Harold R. Werner. The Board of Directors has also determined that the following directors are not independent within the meaning of the NASDAQ director independence standards: Thomas H. Fraser, Ph.D., Chairman of the Board and Paul H. Fischer, Ph.D., the Company’s President and Chief Executive Officer. The Board has also determined that all standing committees of the Board of Directors are composed entirely of independent directors.

Communication with the Board. GenVec’s Stockholders may communicate with the Board of Directors or any member thereof by sending any communication, in writing, by certified mail, to GenVec’s Corporate Secretary:

65 West Watkins Mill Road
Gaithersburg, Maryland 20878

Any such communication should state the number of shares beneficially owned by the stockholder. All communications received in accordance with this policy will be forwarded by the Corporate Secretary to GenVec’s Chairman of the Board of Directors. The Chairman of the Board will relay all such communications to the appropriate director or directors on a periodic basis unless he determines that the communication:

·	does not relate to the business or affairs of GenVec or the functioning or constitution of the Board of Directors or any of its committees;

·	relates to routine or insignificant matters that do not warrant the attention of the Board;

·	is an advertisement or other commercial solicitation or communication;

·	is frivolous or offensive; or

·	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through GenVec’s management and only in accordance with the GenVec’s policies and procedures, applicable law and regulations relating to the disclosure of information.

Executive Sessions of the Board of Directors. Non-management directors meet at each regularly scheduled Board meeting in executive session without management directors or management present. The Chairman of the Board presides over the meetings of the non-management directors. The independent directors also meet at each regularly scheduled meeting in executive session. Dr. Wayne T. Hockmeyer has been appointed the lead director of the Board and in that role chairs the meetings of the independent directors.

Policy Regarding Directors Attendance at Annual Meetings of Stockholders. GenVec does not have a policy that requires the attendance of all directors at the Annual Meetings. Six of the nine directors attended the Company’s Annual Meeting of Stockholders in 2004. The Company’s 2005 Annual Meeting will be held on the same day as the regularly scheduled Board Meeting on June 15, 2005, therefore it is anticipated that a majority of the Board members will be in attendance at the upcoming Annual Meeting of Stockholders.

Code of Business Conduct and Ethics. The Board has adopted the Code of Business Conduct and Ethics (the “Code”) which sets forth standards of expected conduct of the Chief Executive Officer, Financial Executives, Directors, Executive Officers and all employees of the Company. The Code includes policies on employment, conflicts of interest and other protection of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of GenVec’s business. A copy of the Code can be found in the Investors section on GenVec’s web site at www.genvec.com. GenVec will disclose any amendment to the Code, or waivers of the Code relating to GenVec’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its web site within five business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted.

Director Stock Ownership Guidelines. Stock ownership guidelines have been established for members of the Board. These guidelines were established to align their interests with those of the stockholders and to strengthen their focus on activities that create shareholder value. Under these guidelines, each member of the Board shall own, either directly or beneficially through an investment vehicle, at least 5,000 shares of common stock of the Company (which shall be adjusted for stock splits and reclassifications). Shares of common stock underlying unexercised options held by a director are not included in the total number of shares of common stock owned such director. The Nominating and Corporate Governance Committee may exempt a director from compliance with these guidelines if compliance would result in a hardship.

PROPOSAL 2 - INCREASE IN AUTHORIZED SHARES UNDER
GENVEC’S 2002 STOCK INCENTIVE PLAN

General

GenVec is soliciting approval by the GenVec stockholders of an amendment to the GenVec 2002 Stock Incentive Plan (the “Plan”) to increase the number of shares available for awards made under the Plan. On March 23, 2005, GenVec’s Board of Directors voted to amend the Plan, subject to stockholder approval, to increase the 7,000,000 shares of GenVec common stock authorized for issuance under the Plan by 1,680,000 shares to an aggregate of 8,680,000 shares (subject to adjustment for stock splits and similar capital changes).

The GenVec Board of Directors adopted the amendment to increase the number of shares authorized for issuance under the Plan to ensure that GenVec can continue to grant stock-based awards to directors and employees of and consultants to GenVec at levels determined appropriate by the GenVec Board of Directors and a committee appointed by the Board to administer the Plan. GenVec management and its Board of Directors believe that the use of stock-based compensation is important to GenVec to recruit and retain qualified persons.

Awards made under the Plan are discretionary and cannot be predicted, except that, pursuant to a resolution of the GenVec Board of Directors, all non-employee directors receive automatic grants of options as discussed above under “Compensation of Directors.” GenVec does not believe that the proposed amendment to the Plan would have affected the number or types of Awards that were awarded in 2004. Future grants are not presently determinable, and other than grants to directors, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2005. However, if the amendment is not approved the total amount of options awarded may be curtailed.

Description of the Plan

The following summary of the material terms of the Plan is qualified by reference to the full text of the Plan, as amended. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan. A copy of the GenVec 2002 Stock Incentive Plan is included as
Appendix B.

Eligibility

All of GenVec’s employees, non-employee directors, consultants and independent contractors (“Eligible Persons”) are eligible to receive grants of options or Restricted Stock (as defined below) (each, an “Award”) under the Plan. As of April 18, 2005, 115 employees, eight non-employee directors and 11 independent contractors are eligible to receive Awards under the Plan.

Administration

The Plan is administered by the Compensation Committee of GenVec’s Board of Directors or such other committee, subcommittee or person appointed by the board to administer the Plan (the “Committee”). The Committee has complete authority and discretion to determine the Eligible Persons to whom Awards are granted, the terms of all Awards, including exercise price of options, the time at which Awards are granted, the number of shares covered by Awards, whether an option is an incentive stock option or a nonstatutory stock option, exceptions to nontransferability, any Performance Goals (as defined below) applicable to Awards, and provisions relating to vesting and the period during which options may be exercised and Restricted Stock is subject to restrictions. In making these determinations, the Committee may consider, with regard to each recipient, the nature of services rendered or to be rendered, present and potential contributions and other factors the Committee deems relevant.

Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and Agreements under the Plan. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations for the administration of the Plan. The determinations of the Committee on the matters outlined above are binding and final.

Stock Subject to the Plan

If the proposed amendment to the Plan is approved, the maximum number of shares of GenVec common stock that may be granted as awards under the Plan will be 8,680,000 shares. As of April 18, 2005, a total of 4,355,659 shares are subject to outstanding options under the 2002 Stock Incentive Plan and the Prior Plans and 869,141 shares are available for issuance under the 2002 Stock Incentive Plan. This number may be adjusted, in the event of any change in the outstanding GenVec common stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation. The maximum number of shares an employee may be granted Awards under the Plan during any calendar year is 150,000 shares. In addition, during the Plan’s term no more than 1,250,000 shares will be issued pursuant to the exercise of Incentive Stock Options (as defined below) and no more than 100,000 shares will be issued as shares of Restricted Stock.

If an option expires or terminates without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued shares that had been subject to the Award will be available for the grant of additional Awards.

Options

Options granted under the Plan to Eligible Persons will either be (i) options designated as incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “IRC”) (“Incentive Stock Options”) or (ii) Nonstatutory Stock Options. Incentive Stock Options may only be granted to Eligible Persons who are employees of GenVec (or a “parent corporation” or a “subsidiary corporation”, each as defined in Section 424 of the IRC, of GenVec) on the date of grant. Each option granted under the Plan will be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and will be evidenced by an Agreement that specifies the terms and conditions of the option.

The exercise price of an option granted under the Plan may not be less that 100% of the fair market value of the GenVec common stock on the date of grant. However, in the case of an Incentive Stock Option granted to an employee who, on the date of grant, is a ten-percent stockholder, the exercise price many not be less that 110% of the fair market value of a share on the date of the grant.

The Committee will determine the option period as set forth in the Agreement. However, an Eligible Person may not exercise an option after 10 years (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder) from its date of grant.

Restricted Stock Awards

GenVec may grant shares under the Plan with certain restrictions (“Restricted Stock”). Restricted Stock granted under the Plan will consist of shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as determined by the Committee. Each grant of Restricted Stock under the Plan is subject to an Agreement specifying the terms and conditions of the grant of Restricted Stock.

Performance Goals

The terms and conditions of an Award may provide for the vesting of Options, or the lapse of any transfer restrictions or forfeiture provisions applicable to a grant of Restricted Stock, to be contingent upon the achievement of one or more specified performance goals established by the Committee (“Performance Goals”) which may be based on earnings or earnings growth, sales, return on assets, cash flow, total stockholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, or division in which the Eligible Person works, or may be based on the performance of GenVec and/or one or more of its Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding GenVec common stock changes as a result of a stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, the Committee may substitute or adjust: (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of options, (d) the aggregate number and class of shares for which Awards may be granted under the Plan, (e) the maximum number of shares with respect to which an employee may be granted Awards during the term of the Plan, (f) the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options during the term of the Plan, and (g) the maximum number of shares which may be issued as Restricted Stock during the term of the Plan.

Termination or Amendment

GenVec’s Board of Directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of GenVec, GenVec’s Board of Directors may not amend or terminate the Plan without approval of: (a) GenVec’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if such amendment or termination would adversely affect such participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification, Substitution of Awards

The Committee may modify the terms of outstanding Awards. However, modification of an Award may not alter or impair any of the participant’s rights or obligations under an Award without the consent of the participant. Also, an Option may not: (i) be modified to reduce its exercise price; or (ii) cancelled or surrendered in consideration for the grant of a new option with a lower exercise price.

Awards may be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation with which GenVec merges or consolidates, or which GenVec acquires. The terms and conditions of the substitute Awards may vary from those set forth in the Plan to the extent that the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. The substitute Awards will not be counted towards the limit imposed by the Plan with respect to the maximum number of shares an employee may be granted pursuant to Awards in any calendar year, unless counting such Awards is required in order for Awards granted under the Plan to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC.

Foreign Employees

The Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries on terms and conditions different from those specified in the Plan without amending the Plan. The Committee may make such modifications, amendments, procedures and sub-plans necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which GenVec or any of its Affiliates operates or has employees.

Term of the Plan

Unless sooner terminated by the Board, the Plan will terminate on March 6, 2010, the date that is ten years after the date the Plan was adopted by GenVec’s board of directors. The termination of the Plan will not, however, affect the validity of any Awards outstanding on the date of termination.

Indemnification of Committee

GenVec will indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, reasonably incurred in connection with the defense of any action, suit or proceeding to which members of the Committee may be a party by reason of any action taken or failure to act under the Plan, if such members acted in good faith and in a manner that they believed to be in the best interests of GenVec. GenVec will also indemnify members of the Committee against amounts paid in settlement or satisfaction of a judgment in any action, suit or proceeding, if such members acted in good faith and in a manner that they believed to be in the best interests of GenVec.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of options and awards of Restricted Stock granted pursuant to the Plan. State and local tax consequences may differ.

Incentive Stock Options

An option holder will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an option holder does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the option holder will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.

The general rule is that, if the holding period requirements are satisfied, gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If the holding period requirements are not satisfied, however, the option holder generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefore will be capital gain, and any loss recognized will be capital loss.

Nonstatutory Stock Options

A grantee generally is not required to recognize income on the grant of a Nonstatutory Stock Option. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option is exercised. In general, the amount of ordinary income required to be recognized, in the case of a Nonstatutory Stock Option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

Restricted Stock

Shares of Restricted Stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of shares of Restricted Stock makes an election under Section 83(b) of the IRC as described below, the grantee generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In the event that the grantee makes such an election, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility by GenVec

GenVec generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, GenVec generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above) or an award of Restricted Stock, GenVec will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the IRC, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the GenVec 2002 Stock Incentive Plan, GenVec’s Compensation Committee may grant options and awards of Restricted Stock for which the vesting is accelerated by a change in control of GenVec. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the IRC disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2002 Stock Incentive Plan has been designed to allow the grant of options and awards of Restricted Stock that qualify under an exception to the deduction limit of Section 162(m) of the IRC for “performance-based compensation.”

Additional Equity Compensation Information

The following table discloses certain information about the options issued and available for issuance under all outstanding GenVec option plans as of December 31, 2004.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflecting in column (a))
Equity compensation plans approved by security holders………………………..	4,785,215	$3.20	1,820,938
Equity compensation plans not approved by security holders…………………….	--	--	--
Total……………………………	4,785,215	$3.20	1,820,938

THE GENVEC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO GENVEC’S 2002 STOCK INCENTIVE PLAN, INCREASING BY 1,680,000 SHARES (FROM 7,00,000 TO 8,680,000) THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 18, 2005, regarding the beneficial ownership of the Company’s Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the individuals listed in the “Summary Compensation Table” below, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person.  Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 18, 2005 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them.  Percentage of ownership is based on 55,635,968 shares of Common Stock outstanding on April 18, 2005.

Name of Beneficial Owner	Number of Shares Owned	Percentage of Class Owned
HealthCare Ventures LLC (1)	10,436,462	18.8%
Thomas H. Fraser, Ph.D. (3)	1, 145,618	2.1%
Barbara Hackman Franklin (3)	55,000	*
Wayne T. Hockmeyer, Ph.D. (3)	98,000	*
William N. Kelley, M.D. (3)	70,000	*
Zola P. Horovitz, Ph.D. (3)	107,223	*
Stelios Papadopoulos, Ph.D. (3)	405,418	*
Joshua Ruch (2) (3)	2,790,337	5.0%
Harold R. Werner (1) (3)	10,436,462	18.8%
Paul H. Fischer, Ph.D. (3)	713,231	1.3%
Jeffrey W. Church (3)	183,915	*
E. Michael Egan (3)	387,349	*
C. Richter King, Ph.D. (3)	179,602	*

All directors and executive officers as a group (12 persons)	16,572,155	29.8%

*      Represents ownership that does not exceed 1% of the outstanding shares of the Company’s Common Stock.

(1)	Healthcare Ventures LLC is an affiliate of and Harold R. Werner is a general partner of Healthcare Partners II, L.P. ("HCP II"), Healthcare Partners III, L.P. ("HCP III"), Healthcare Partners IV, L.P. ("HCP IV"), Healthcare Partners V, L.P. ("HCP V"), and Healthcare Partners VI, L.P. ("HCP VI"), the general partner of Healthcare Ventures II, L.P. ("HCV II"), Healthcare Ventures III, L.P. ("HCV III"), Healthcare Ventures IV, L.P. ("HCV IV"), Healthcare Ventures V, L.P. ("HCV V") and Healthcare Ventures VI, L.P. ("HCV VI"), respectively. Mr. Werner, together with James H. Cavanaugh, John W. Littlechild, Christopher K Mirabelli, Gus Lawlor, Eric Aguiar, and William W. Crouse, the other general partners of HCP II, HCP III, HCP IV, HCP V and HCP VI (collectively, the "HC Entities") share voting and investment control with respect to shares owned by HCV II, HCV III, HCV IV, HCV V and HCV VI, respectively. Mr. Werner does not own any shares of GenVec's capital stock in his individual capacity. The address of Healthcare Ventures II, III, IV, V and VI, L.P. is 44 Nassau Street, Princeton, New Jersey 08542. This information is based on a Schedule 13D filed with the SEC on August 23, 2003.

(2)
Rho Capital Partners, Inc. ("Rho"), of which Joshua Ruch is Chairman and Chief Executive Officer, may be deemed the beneficial owner of the shares owned by Rho Management Trust II pursuant to an investment advisory agreement that confers voting and investment control over such shares on Rho.

Pursuant to a Loan Modification Agreement, dated November 28, 2003 with Nautilis Trust, an affiliate of Rho, Rho Investment Partners "H", L.P., became eligible to purchase an additional 1,639,929 shares of GenVec’s common stock, in consideration for the cancellation of a previously contracted debt. Rho and its affiliate do not have investment control and do not have voting control over any of such 1,639,929 shares until the satisfaction of the conditions specified in the Loan Modification Agreement. Neither Rho nor its affiliate has the right to acquire investment or voting control over any such shares within the next 60 days.

The address for Rho Management Trust II is c/o Rho Capital Partners, 152 West 57th Street, 23rd Floor, New York, NY 10019. This information is based on a Schedule 13D filed with the SEC on September 2, 2003 and Amendment No. 1 thereto filed with the SEC on December 5, 2003.

(3)	Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 18, 2005 in the following amounts: Thomas H. Fraser, 333,632 shares; Barbara Hackman Franklin, 50,000 shares; Wayne T. Hockmeyer, 68,000 shares; William N. Kelley, 65,000 shares; Zola P. Horovitz, 89,638 shares; Stelios Papadopoulos, 99,578 shares; Joshua Ruch, 99,578 shares; Paul H. Fischer, 524,686 shares; Jeffrey W. Church, 182,915 shares; E. Michael Egan, 277,669 shares; C. Richter King, 177,602 shares; and directors and officers as a group (12 people) 1,968,298 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Except as set forth below, and based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2004, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with.

C. Richter King, GenVec’s Senior Vice President, Research, did not timely report an Incentive Stock Option granted on January 1, 2004. Dr. King subsequently filed the Form 4 with the SEC.

COMPENSATION COMMITTEE REPORT

Under its Charter, the Compensation Committee’s responsibility is, in part, to:

·	Develop and recommend to the Board the compensation and benefits for the President and Chief Executive Officer and to evaluate his or her performance;
·	Review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all senior executives;
·	Ensure that a significant portion of executive compensation is reasonably related to the long-term interest of the Company’s stockholders;
·	Administer the Company’s stock incentive plans; and
·	Review and recommend to the Board all new executive compensation programs that the Company proposes to adopt.

General Compensation Policy. The Committee’s policy is to provide the executive officers, including the Company’s President and Chief Executive Officer, with compensation based on personal performance, financial performance of the Company and individual contributions to the Company’s success. The Committee also believes that the Company’s compensation program must be competitive enough to attract, retain and motivate the highly skilled individuals the Company needs in order to operate its business. In addition, the Committee believes that the compensation program should support the short-term and long-term strategic goals and values of the Company. Accordingly, each executive officer’s compensation package may be comprised of three principal elements: (i) base salary; (ii) annual cash bonuses; and (iii) long-term stock based incentive awards designed to align the interests of the executive officers and the Company’s stockholders.

Base Salary. Salary ranges and individual salaries for executive officers are reviewed annually. In evaluating the reasonableness of compensation paid to the Company’s executive officers, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies for positions with a similar scope of responsibilities and job complexities as well as the Company’s performance. In making this determination, the Compensation Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph appearing in this proxy statement. The Committee generally targets salaries at or slightly below the middle of the industry salary range.

To a lesser extent, the Committee also considers individual contributions, business performance and labor market conditions in setting base salary. Accordingly, higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives.

Annual Cash Bonuses. All employees, including executive officers and the President and CEO, are eligible for annual bonuses. The bonus for all employees and executive officers, except for the President and CEO, is based on the achievement of pre-determined (i) individual goals and (ii) corporate goals. Each year, a bonus pool is set aside for distribution as bonuses in the first quarter of the next fiscal year. For 2004, the bonus structure was:

·	Up to 50% of the bonus pool could be awarded based on the achievement of individual goals as assessed by each respective employees’ annual performance evaluation; and
·	Up to 50% of the bonus pool could be awarded based on the achievement of certain of the corporate goals for 2004.

For purposes of compensation decisions, the Compensation Committee measured the Company’s performance and that of each executive officer in 2004 against goals established by the Board of Directors under the Company’s Annual Operating Budget/Business Plan prior to the start of the year. Based upon individual performance and contributions, the Compensation Committee awarded the respective officers discretionary bonuses that fell within ranges established by the Compensation Committee prior to the start of the year. Such ranges are based on a range of percentages of the employee’s salary, with those with higher salary grades being eligible for a higher percentage of their salary to be paid as a bonus. The corporate goals for 2004 related to financing activities, progress in product development programs, the establishment of new strategic alliances and other business development initiatives.  Certain of these goals carried a higher weighting than others. The Company achieved 50 percent of its 2004 corporate goals.

Long-Term Incentive Compensation. The Committee believes that stock options provide a useful incentive for future performance and for attracting, retaining and motivating individuals upon whom the Company’s sustained growth and financial success depend. Stock option and restricted stock grants also serve to link the interests of the Company’s executives and its stockholders because increases in the value of the options and restricted stock are directly tied to increases in stockholder value.

Long-term incentive compensation is currently granted pursuant to the Company’s 2002 Stock Incentive Plan. While the 2002 Plan allows for the granting of both options and restricted stock, to date the Company has granted only options pursuant to the 2002 Plan. With respect to grants of stock options to executive officers, the Compensation Committee takes into account the responsibility of each executive officer and the existing stock options already held by such person. The Committee also reviews surveys similar to those reviewed in conjunction with base salary determinations to ensure that option grants are consistent with other companies in the Company’s industry. Generally, grants are awarded to those eligible employees receiving an above average or excellent rating on their annual performance evaluations.

Each option allows the grantee to acquire shares of the Company’s Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the grantee’s continued employment or association with the Company. Accordingly, the option will provide a return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the underlying Shares appreciates during the option term.

CEO Compensation. The Board of Directors believes that the Company must provide a total CEO compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company. The Company’s CEO compensation package includes the three components outlined above. CEO compensation is generally set in accordance with the guidelines set out above, except that Dr. Fischer’s bonus is based solely on the achievement of corporate goals.

Dr. Fischer’s base salary was increased from $320,072 to $331,755 for the year 2005 based upon the Committee’s annual salary review process discussed above. The increase was based on Dr. Fischer’s performance, achievement of corporate goals and on salary surveys.

Dr. Fischer’s bonus is based solely on the achievement of corporate goals. For 2004, the Board of Directors approved the Compensation Committee’s recommendation of a cash bonus of $64,014 that is generally based on the achievement of 50 percent of the corporate goals for 2004. This bonus was paid to Dr. Fischer in January 2005.

The Committee calculates the size of Dr. Fischer’s stock option awards with reference to the compensation practices of a peer group or other objective criteria. Dr. Fischer received a stock option grant for 200,000 shares of GenVec Common Stock in January 2005.

By the Compensation Committee of the Board of Directors of GenVec, Inc.:

Wayne T. Hockmeyer, Ph.D. (Chairman)	Joshua Ruch	Harold R. Werner

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BE REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total return to our stockholders for the Company’s Common Stock from December 12, 2000, the date of the Company’s initial public offering, through December 31, 2004 as compared to (i) an overall stock market index, the NASDAQ Stock Market - U.S. Index and (ii) a peer group index, the NASDAQ Pharmaceutical Index. The returns were calculated assuming that $100 was invested on December 12, 2000 in the Company’s Common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

	GenVec, Inc	Nasdaq U.S.	Nasdaq Pharmaceutical

12/12/00	$100.00	$100.00	$100.00
12/29/00	$100.00	$84.09	$94.71
12/31/01	$52.11	$66.71	$80.71
12/31/02	$33.47	$46.12	$52.15
12/31/03	$34.74	$68.91	$76.45
12/31/04	$17.16	$74.98	$81.41

EXECUTIVE COMPENSATION

The following table sets forth a summary of all compensation paid or accrued by the Company to the Chief Executive Officer and to the next four most highly compensated executive officers whose annual compensation exceeded $100,000 for 2004 for services rendered to the Company during the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARS (#)	All Other Compensation (1)
Paul H. Fischer, Ph.D.	2004	$320,072	$64,014	150,000	$8,000
Chief Executive Officer,	2003	$320,072	$128,030	- -	$3,500
President and Director	2002	$304,830	$64,014	100,000	$3,000

Jeffery W. Church	2004	$229,273	$28,659	40,000	$5,732
CFO, Treasurer and	2003	$221,520	$55,380	--	$3,003
Corporate Secretary	2002	$213,007	$29,288	30,000	$2,750

E. Michael Egan (2)	2004	$235,125	$29,391	50,000	$5,878
Senior Vice President,	2003	$75,000	$67,500	- -	$2,531
Commercial Development	2002	- -	- -	- -	$- -

C. Richter King, Ph.D.	2004	$199,031	$37,318	35,000	$4,976
Senior Vice President,	2003	$192,299	$48,075	- -	$3,000
Research	2002	$183,142	$29,303	25,000	$2,700

(1) Represents the Company’s contribution to GenVec’s 401-K Defined Contribution Plan.

(2) Mr. Egan joined the Company on August 21, 2003.

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options made during the year ended December 31, 2004, to each of the individuals listed in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2004	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for the Option Term(2)
					5%	10%
Paul H. Fischer, Ph.D.	150,000	17.2%	$3.21	1/15/2014	$302,813	$767,387
Jeffrey W. Church	40,000	4.6%	$3.21	1/15/2014	$80,750	$204,637
E. Michael Egan	50,000	5.7%	$3.21	1/15/2014	$100,938	$255,796
C. Richter King, Ph.D.	35,000	4.0%	$3.21	1/15/2014	$70,656	$179,057

(1) One-eighth of each option grant vests six months after the date of grant and the remainder vests monthly on a pro-rata basis over the following 42 months. The options were granted under the GenVec 2002 Stock Incentive Plan.

(2) In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent GenVec’s estimate or projection of future GenVec common stock prices, and no assurance can be given that these rates of annual compound stock appreciation will occur.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul H. Fischer, Ph.D.	35,000	$32,200	499,686	139,377	$81,334	—
Jeffrey W. Church	—	—	174,790	42,710	—	—
E. Michael Egan	22,938	$24,544	248,481	92,064	$47,635	$29,284
C. Richter King, Ph.D.	—	—	170,622	36,877	—	—

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company does not currently have employment agreements with its executive officers.  Certain executive officers are party to a Salary Continuation Agreement and/or Change in Control Agreement.  The material terms of these agreements are described below.

The terms of Dr. Fischer’s Salary Continuation Agreement provide that if Dr. Fischer’s employment is terminated without cause and other than by reason of death or disability, the Company will continue to pay Dr. Fischer’s salary and provide him with life insurance and health insurance for a period of 24 months from the date of his termination.  In addition, the Company is required to pay Dr. Fischer an additional payment equal to the pro rata amount of his bonus for the last completed year of employment based on the number of months worked in the year of termination.  Dr. Fischer’s Change in Control Agreement provides that if he is terminated or resigns for good cause in connection with a change in control of the Company, he is entitled to (i) a severance payment based on 24 months salary and bonus, (ii) an additional pro rata payment based on his highest annual salary in the past year and his highest bonus amount in the past three years, (iii) any bonus applicable to the preceding fiscal year, if not yet paid, and (iv) continuation of life and health insurance benefits for a period of 24 months.  The Company is also obligated to provide a one-time payment to cover certain FICA and Medicare withholding taxes and excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended due on such benefits.  The Salary Continuation Agreement contains obligations on Dr. Fischer’s part regarding non-disparagement and non-competition, and both agreements provide for his nondisclosure of proprietary information.   If Dr. Fischer should die while entitled to any payments or benefits under either agreement, such payments and benefits are payable to Dr. Fischer’s heirs or estate. To the extent Dr. Fischer becomes entitled to benefits under the Change of Control Agreement, the salary continuation agreement is superseded and he will not receive any benefit under such agreement.

The terms of the Company’s Salary Continuation Agreements with Mr. Church and Dr. King are identical to the terms of the Salary Continuation Agreement the Company entered into with Dr. Fischer, as described above, except that under their agreements Mr. Church and Dr. King are entitled to salary and insurance benefits for 12 months instead of 24 months.

The Company has also entered into a Change in Control Agreement with Mr. Church.  The terms of this agreement are identical to the terms of the Change in Control Agreement that the Company entered into with Dr. Fischer, as described above, except that under his agreement Mr. Church's severance payment is based on, and he is entitled to continuation of health and life insurance benefits for, 18 months instead of 24 months.

In connection with the Company’s August 2003 acquisition of Diacrin, Inc., each of Dr. Fischer and Mr. Church waived his right to receive benefits under his change in control agreement if he resigns before August 21, 2004, solely on the basis that he believes he can no longer effectively carry out his duties. If either of Dr. Fischer or Mr. Church otherwise terminates his employment with the Company for "good reason" or is terminated by the Company without cause within 24 months of the completion of the merger, Dr. Fischer or Mr. Church, as the case may be, would be entitled to receive his benefits.

AUDIT COMMITTEE REPORT

The Board has adopted, and annually reviews, a written charter outlining the practices followed by the Audit Committee. A copy of the Committee’s charter is included with this proxy statement. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and performing an independent audit of financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed GenVec’s quarterly and December 31, 2004 audited financial statements with management and with KPMG LLP, the Company’s independent auditor. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), regarding their independence. The Committee has discussed with KPMG LLP their independence and considered whether the provision of non-audit services referred to in this proxy statement under “Independent Public Accountants” is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in GenVec’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of GenVec, Inc.:

Zola Horovitz, Ph.D., Chairman	Barbara H. Franklin	William N. Kelley, M.D.

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BE REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

  PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors recommends a vote for the ratification of the appointment of KPMG LLP, as the Company’s independent auditors for the year ending December 31, 2005. KPMG LLP has been the Company’s auditors for the past 11 years and has no direct or indirect financial interest in the Company. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed to GenVec by KPMG LLP for professional services rendered for the years ended December 31, 2004 and 2003:

Fee Category	2004	2003

Audit Fees	$380,600	$219,750

Audit-Related Fees	--	90,000

Tax Fees	13,750	44,536

All Other Fees	--	--

Total	$394,350	$354,286

Audit Fees

These fees consist of fees for professional services rendered for the audit of GenVec’s financial statements, review of the interim financial statements included in quarterly reports, and services in connection with statutory and regulatory filings.

Audit-Related Fees

These fees comprise assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above. The nature of the services comprising the fees disclosed under this category in 2003 primarily include procedures performed by KPMG LLP in connection with the Diacrin merger.

Tax Fees

These fees comprise tax compliance and tax preparation assistance for state and federal filings, consultations concerning tax related matters and other tax compliance projects. Less than 5% of these fees comprise consulting fees, as it is GenVec’s intent to minimize consulting services in this category.

All Other Fees

All other fees consist of fees not included in any other category. GenVec did not incur such fees during 2003 and 2004.

The Audit Committee has considered whether KPMG’s provision of other non-audit services to the Company is compatible with maintaining KPMG’s independence.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by KPMG LLP. On an ongoing basis, management of GenVec defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of KPMG LLP. On a periodic basis, GenVec’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the year ending December 31, 2005 is expected to be held in June 2006 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than December 30, 2005, to receive consideration for inclusion in the proxy statement and form of proxy related to that meeting.

Pursuant to the proxy rules under the 1934 Act, the Company’s stockholders are notified that notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between November 30, 2005 and December 30, 2005 in order to be considered timely. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

Stockholders may submit proposals to be voted upon at the annual meeting of the stockholders. In general, pursuant to the Company’s Amended and Restated Bylaws, such proposals must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding annual meeting of stockholders. Such proposals must set forth with particularity (i) the names and business addresses of the stockholder submitting such proposal and all persons (as such term is defined in Section 3(a)(9) of the 1934 Act) acting in concert with such stockholder; (ii) the names and addresses of such stockholder and the persons identified in clause (i), as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by such stockholder and the persons identified in clause (i); (iv) a description of such proposal containing all material information relating thereto; and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and stockholders of the Company to consider such proposal.

OTHER MATTERS

The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company’s Annual Report to Stockholders accompanies this Proxy Statement. In addition, the Company will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, a copy of the Annual Report on Form 10-K for the year ended December 31, 2004 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. The Form 10-K and Annual Report to Stockholders are not part of these proxy solicitation materials.

By Order of the Board of Directors,
/s/ Jeffrey W. Church Jeffrey W. Church Corporate Secretary April 29, 2005

Appendix A

GENVEC, INC.

Audit Committee Charter

Status

This charter governs the operations of the Audit Committee of the Board of Directors of GenVec, Inc. (the “Company”). The Committee shall review and reassess its charter at least annually and obtain the approval of the Board of Directors of any proposed changes in compliance with applicable rules and requirements of Nasdaq, the Securities and Exchange Commission (the “SEC”), and any other applicable body (collectively, the “Applicable Rules”).

Membership

·
The Committee shall be comprised of at least three directors appointed by the Board of Directors upon the recommendation of the Board’s Nominating and Corporate Governance Committee. The membership of the Committee shall satisfy the independence and other requirements set forth from time-to-time in the Applicable Rules.

Purpose

The Committee’s primary purpose is to oversee:
·	management’s preparation of the Company’s financial statements and management’s conduct of the accounting and financial reporting processes;
·	management’s maintenance of internal controls and procedures for financial reporting;
·	the Company’s compliance with applicable legal and regulatory requirements, including without limitation those requirements relating to financial controls and reporting;
·	the independent auditor’s qualifications and independence; and
·	the performance of the independent auditors, including the annual independent audit of the Company’s financial statements.

In carrying out its purposes, there shall be free and open communication between the Committee, independent auditors, and management of the Company.

Responsibilities and Processes

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal responsibilities and recurring processes of the Committee in carrying out its oversight responsibilities. These responsibilities and processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The chair of the Committee may represent the entire Committee with respect to functions of the Committee undertaken between meetings and any of the Committee’s functions may be delegated to a subcommittee comprised of one or more members of the Committee.

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·
Relationship with Independent Auditors. The independent auditors shall report directly and are ultimately accountable to the Committee in its capacity as a committee of the Board. The Committee shall have sole authority and responsibility to appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

·	Annually, the Committee shall review and recommend for stockholder ratification the selection of the Company’s independent auditors.

·	The Committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors.

·	The Committee periodically shall meet separately with management and with the Company’s independent auditors.

·
Annually, the Committee shall obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

·
Periodic Reviews. Prior to the filing of the Company’s Quarterly Reports on Form 10-Q, the Committee shall review with management and the independent auditors the interim financial statements and other information to be included in the Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”). Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

·
Annual Reviews. The Committee shall review with management and the independent auditors the financial statements and other financial information, including the Company’s disclosure under MD&A, to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on the review and discussions described above, the Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K. The Committee shall prepare the audit committee report to be included in the Company’s proxy statements when and as required by the Applicable Rules.

·
The Committee shall establish and maintain procedures for (i) receiving, retaining and addressing complaints regarding the Company’s accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Applicable Rules.

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It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and for maintaining internal controls and procedures for financial reporting, and the independent auditors are responsible for auditing those financial statements.

In performing their duties and responsibilities, each member of the Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Report

The Committee shall report to the Board on the Committee’s activities as appropriate and maintain minutes or other records of Committee meetings and activities.

Other

The Committee will have responsibility for reviewing and approving all proposed related party transactions as requested by Nasdaq listing requirement 4350 (h).

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. The Committee shall also have the authority to engage and determine funding for independent counsel and other advisors, as it determines necessary to carry out its duties.

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Appendix B

GENVEC, INC.

2002 STOCK INCENTIVE PLAN

1.     Definitions.     In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1.  "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

1.2.  "Agreement" means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

1.3.  "Award" means a grant of an Option or Restricted Stock.

1.4.   "Board" means the Board of Directors of the Company.

1.5.   "Code" means the Internal Revenue Code of 1986, as amended.

1.6.   "Committee" means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

1.7.   "Common Stock" means the common stock, par value $.001 per share, of the Company.

1.8.   "Company" means GenVec, Inc., and any successor thereto.

1.9.    "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7 hereof.

1.10.   "Date of Grant" means the date on which an Award is granted under this Plan.

1.11.    "Eligible Person" means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate, as determined by the Committee.

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1.12.   "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.13.   "Exercise Price" means the price per Share at which an Option may be exercised.

1.14.   "Fair Market Value" means, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or quoted on an automated dealer quotation system, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.15.   "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

1.16.   "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

1.17.   "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

1.18.    "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

1.19.     "Option Period" means the period during which an Option may be exercised.

1.20.     "Participant" means an Eligible Person who has been granted an Award hereunder.

1.21.     "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

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1.22.    "Plan" means the GenVec, Inc. 2002 Stock Incentive Plan, as amended from time to time.

1.23.     "Prior Plans" means the Company's 1993 Stock Incentive Plan and the 2000 Director Option Plan.

1.24.      "Restricted Stock" means Shares granted under the Plan pursuant to the provisions of Section 8 hereof.

1.25.      "Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.26.        "Share" means a share of Common Stock.

1.27.        "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.28.          "Unissued Shares" means (i) any available shares under the Prior Plans as of the date of termination of the Prior Plans, (ii) shares subject to options under the Prior Plans that expired or terminated for any reason without having been fully exercised and (iii) shares of Restricted Stock that are forfeited under the Prior Plans.

2.     Purpose.     This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3.     Administration.     The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

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4.      Eligibility.     Awards may be granted only to Eligible Persons.

5.       Stock Subject to Plan.

5.1.    Subject to adjustment as provided in Section 9 hereof, (a) the maximum number of Shares that may be issued under this Plan is 1,000,000 Shares, plus any Unissued Shares, (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a calendar year is 150,000 Shares, (c) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is 125,000 Shares, and (d) the maximum number of Shares that may be issued as Restricted Stock during the term of the Plan is 100,000 Shares.

 5.2.   If an Option expires or terminates for any reason without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued Shares that had been subject to the Award shall be available for the grant of additional Awards.

6.      Options.

6.1.   Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2.    The Exercise Price of an Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

6.3.     The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

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7.         Exercise of Options.

7.1.      An Option may, subject to the terms of the applicable Agreement evidencing the Option, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (i) delivery (including constructive delivery) of Shares (provided that such shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or (ii) delivery of a promissory note as provided in Section 7.2 hereof.

7.2.     To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

8.         Restricted Stock Awards.     Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

 9.       Capital Adjustments.     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the Exercise Price of Options, (d) the aggregate number and class of shares for which Awards thereafter may be granted under this Plan, (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof, (f) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options as specified in Section 5.1(c) hereof, and (g) the maximum number of Shares which may be issued as Restricted Stock during the term of the Plan as specified in Section 5.1(d) hereof.

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10.      Termination or Amendment.     The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant's rights or obligations under any Award granted prior to the date of such amendment or termination.

11.      Modification, Substitution of Awards

11.1.   Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, impair any of the Participant's rights or obligations under such Award and (b) in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

11.2.     Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

12.       Foreign Employees.     Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

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13.     Stockholder Approval.     This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 10 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

14.     Withholding.     The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Awards granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

15.     Term of Plan.     Unless sooner terminated by the Board pursuant to Section 10, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company's stockholders, and no Awards may be granted after such date. The termination of this Plan shall not affect the validity of any Awards outstanding on the date of termination.

16.     Indemnification of Committee.     In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

17.      General Provisions.

17.1.    The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

17.2.     Neither the adoption of this Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

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17.3.     The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

17.4.     This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

17.5.      The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

17.6.     The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

17.7.     To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

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GENVEC, INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby constitutes and appoints Thomas H. Fraser, Ph.D. and Paul H. Fischer, Ph.D. and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 15, 2005 at 9:00 a.m. (local time) and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK

AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS

GENVEC, INC.

JUNE 15, 2005

1.   The election of the named nominees as directors of the Company to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified.

FOR ALL NOMINEES EXCEPT AS MARKED TO THE CONTRARY BELOW	WITHHOLD AUTHORITY TO VOTE FOR ALL THREE NOMINEES LISTED BELOW
[ ]	[ ]

(Instruction: To withhold authority to vote for any individual, strike a line through the nominee’s name below.)

Nominees:	Barbara H. Franklin	Stelios Papadopoulos, Ph.D.	Joshua Ruch

	FOR	AGAINST	ABSTAIN
2. Approval of an amendment to GenVec’s 2002 Stock Incentive Plan, increasing by1,680,000 shares (from 7,000,000 to 8,680,000) the number of shares authorized for issuance thereunder	[ ]	[ ]	[ ]

	FOR	AGAINST	ABSTAIN
3. Ratification of the appointment of KPMG LLP as independent auditors for the current fiscal year.	[ ]	[ ]	[ ]

Other Matters: This proxy, when properly executed, will be voted by the persons named in this proxy above to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the approval of the amendment to GenVec’s 2002 Stock Incentive Plan, and for the ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Signature	Dated:	, 2005

Signature	Dated:	, 2005

NOTE: Please date, sign and return promptly. Signature of the stockholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in the names of two or more persons, each joint owner should sign personally. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.